Exhibit 1
JOINT FILING AGREEMENT
The undersigned hereby agree that this Amendment No. 15 to Schedule 13D filed by us with respect to the Common Stock, $.0001 par value, of Continucare Corporation is filed on behalf of each of us.

Dated: June 28, 2011	/s/ Phillip Frost, M.D.
Phillip Frost, M.D.

FROST NEVADA INVESTMENTS TRUST
/s/ Phillip Frost, M.D.
Phillip Frost, M.D., Trustee

FROST GAMMA INVESTMENTS TRUST
/s/ Phillip Frost, M.D.
Phillip Frost, M.D., Trustee